Exhibit 99.1

For further information, contact
Jeff Hopson
Senior Vice President, Investor Relations
(636) 736-2068

FOR IMMEDIATE RELEASE

REINSURANCE GROUP OF AMERICA REVISES

THIRD QUARTER EARNINGS CONFERENCE CALL DETAILS

ST. LOUIS, October 25, 2022 – Reinsurance Group of America, Incorporated (NYSE: RGA) is revising its third quarter earnings conference call dial in information.

RGA will host a conference call to discuss the third quarter results beginning at 10 a.m. Eastern Time on Friday, November 4, 2022. Interested parties may access the call by dialing 1-877-270-2148 (412-902-6510 for international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. Participants are asked to call the assigned number approximately 15 minutes before the conference call begins. A live audio webcast of that conference call will be available on the Investors page of RGA’s website, www.rgare.com/investors. A replay of the conference call will be available at the same address for 90 days following the conference call.

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is one of the world’s largest and most respected reinsurers and is guided by a fundamental purpose: to make financial protection accessible to all. RGA is widely recognized for superior risk management and underwriting expertise, innovative product design, and dedicated client focus. RGA serves clients and partners in key markets around the world and has approximately $3.4 trillion of life reinsurance in force and assets of $84.6 billion as of June 30, 2022. To learn more about RGA and its businesses, visit www.rgare.com. Follow RGA on LinkedIn, Twitter, and Facebook.

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